UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2007

ANDOVER MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128526	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Turnpike Street, Ste. 204	01845
N. Andover, MA	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (978) 557-1001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

Today Andover Medical, Inc, (“Andover” or the “Company”) announced that its Board of Directors is in discussion with three (3) other health care companies to merge.  The merged companies would have revenues in excess of four (4) times the current revenues of Andover.

On December 5, 2007, Andover announced at an investor meeting that the Company believed it could obtain $10,000,000 of bridge financing to fund two acquisitions.  This information was included in a Form 8-K pursuant to Regulation FD, which was filed with the Securities and Exchange Commission on December 6, 2007 (the “December Form 8-K”).  The Company has secured a signed funding commitment for $10,500,000 for the acquisitions.  Although the negotiations for both acquisitions (see below) have been terminated, the funding source has advised Andover of its ongoing commitment to support its business plan and future acquisition strategy including the potential merger of these (3) health care companies.

The December Form 8-K also stated the “Company was in the final stage of negotiating a letter of intent (“LOI”) to acquire a durable medical equipment (“DME”) company that could double the size of Andover by adding approximately $9.5 million in revenues.  Andover and the above referenced DME company have not reached an agreement and the LOI was terminated in accordance with its terms and the parties have ceased further negotiations of a definitive stock purchase agreement. Consequently, notice is hereby given that the proposed acquisition of this company by Andover has been terminated.

On January 10, 2007, Andover entered into a non-binding LOI for the purpose of acquiring Advanced Technology of Kentucky, Inc. (“ATI”), a company that also specializes in durable medical equipment.  Andover previously made reference to this transaction in the December Form 8-K, which said the transaction could close within the next 30-60 days upon completion of an unqualified audit of ATI and the execution of a definitive stock purchase agreement.  Andover was unable to agree to definitive terms of a purchase of ATI and further negotiations of a definitive stock purchase agreement between the parties have ceased. Consequently, notice is hereby given that the proposed acquisition of ATI has been terminated.

Negotiations to acquire SRS Medical Systems, Inc. a Massachusetts based urology company, as disclosed in the Company’s Annual Report on Form 10-KSB for December 31, 2006 have been terminated .  The Company has also closed negotiations to purchase a 15% interest held by an affiliate of Andover in 4B Med Concept (4BMC) a French DME distribution supply company.

There can be no assurance that the Company will be successful in its efforts to complete the proposed merger or that the above referenced funding commitment will continue to remain available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2008	ANDOVER MEDICAL, INC.

	By:	/s/ Edwin A. Reilly
	Name:	Edwin A. Reilly
	Title:	Chief Executive Officer